John Deere Owner Trust 2001	Exhibit 99.1
Statement to Certificateholder

$281,000,000 Class A-1 2.19% Asset Backed Notes due November 15, 2002
$202,000,000 Class A-2 2.56% Asset Backed Notes due February 17, 2004
$315,000,000 Class A-3 3.26% Asset Backed Notes due October 17, 2005
$98,640,000 Class A-4 3.78% Asset Backed Notes due September 15, 2008
$34,935,802 Asset Backed Certificates

Payment Date:	15-Nov-02

(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$26,795,757.07
per $1,000 original principal amount:	$132.65
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) Certificates:	$1,043,990.54
per $1,000 original principal amount:	$29.88
(f) Total:	$27,839,747.60

(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$221,218.08
per $1,000 original principal amount:	$1.10
(c) A-3 Notes:	$855,750.00
per $1,000 original principal amount:	$2.72
(d) A-4 Notes:	$310,716.00
per $1,000 original principal amount:	$3.15
(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(f) Total:	$1,387,684.08

(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$76,900,217.41
(ii) A-2 Note Pool Factor:	0.3806941
(c) (i) outstanding principal amount of A-3 Notes:	$315,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$98,640,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) Certificate Balance	$19,111,956.52
(ii) Certificate Pool Factor:	0.5470593

(4) Note Value at end of related Collection Period:	$509,652,173.95

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$501,094,923.11

(6) Amount of Servicing Fee:	$440,569.16
per $1,000 original principal amount:	0.4729289

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$16,302,577.00
Specified Reserve Account Balance:	$16,302,577.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$299,141.33

(11) Amount of Payments that are more than 60 days past due:	$1,898,080.00